Exhibit 99.4

CID Resources, Inc. Financial Statements December 31, 2017 and 2016

CID Resources, Inc.

Independent Auditor’s Report

To the Board of Directors

CID Resources, Inc.

Dallas, Texas

We have audited the accompanying financial statements of CID Resources, Inc., which comprise the balance sheets as of December 31, 2017 and 2016, and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CID Resources, Inc. as of December 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

April 23, 2018

Dallas, Texas

CID Resources, Inc.

 Balance Sheets

December 31,	2017	2016

Assets

Current assets:
Cash and cash equivalents	$186,640	$368,484
Accounts receivable, net of allowance for doubtful accounts of $45,903 and $54,145 for 2017 and 2016, respectively	10,064,522	8,697,609
Inventories, net of allowance for inventory obsolescence of $220,567 and $220,567 for 2017 and 2016, respectively	32,976,555	26,458,988
Prepaid expenses and other current assets	1,023,086	1,082,533
Total current assets	44,250,803	36,607,614

Property and equipment, net	754,852	1,613,593

Deferred income taxes	166,028	-

Other assets, net	393,130	310,452

Total assets	$45,564,813	$38,531,659

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$3,336,994	$1,724,282
Accrued expenses	1,289,315	1,197,260
Income tax payable	-	740,318
Current portion of term loan	800,000	800,000
Total current liabilities	5,426,309	4,461,860

Long-term portion of term loan, net of current portion and deferred financing cost	13,303,115	13,983,667

Revolving loan	18,071,464	13,122,204

Deferred tax liability	-	10,529

Total liabilities	36,800,888	31,578,260

Commitments and contingencies

Stockholders’ equity:
Common stock - $.0001 par value, 100,000 shares authorized, 3,529 shares issued and outstanding	-	-
Series A Preferred stock - $.0001 par value, non-voting, cumulative, 100,000 shares authorized, 8,465 shares issued and outstanding (liquidation value of $14,997,984 as of December 31, 2017)	-	-
Additional paid-in capital	8,468,246	8,468,246
Retained earnings (accumulated deficit)	295,679	(1,514,847)

Total stockholders’ equity	8,763,925	6,953,399

Total liabilities and stockholders’ equity	$45,564,813	$38,531,659
See accompanying notes to financial statements.

CID Resources, Inc.

 Statements of Income

For the years ended December 31,	2017	2016

Net sales	$65,265,803	$61,196,506

Cost of goods sold	41,257,034	38,723,116

Gross profit	24,008,769	22,473,390

Selling, general and administrative expenses	17,650,588	15,523,257
Impairment of software development costs	737,775	-
Other expense - LEK Marketing	397,486	-

Operating income	5,222,920	6,950,133

Interest expense	(2,230,021)	(1,640,323)

Income before tax	2,992,899	5,309,810

Provision for income tax	1,182,373	1,866,201

Net income	$1,810,526	$3,443,609
See accompanying notes to financial statements.

CID Resources, Inc.

 Statements of Stockholders’ Equity

	Common Stock		Series A Preferred Stock		Additional Paid-in	Retained Earnings (Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit)	Total

Balance, January 1, 2016	3,529	$-	8,464	$-	$8,468,246	$41,544	$8,509,790

Dividend declared	-	-	-	-	-	(5,000,000)	(5,000,000)

Net income	-	-	-	-	-	3,443,609	3,443,609

Balance, December 31, 2016	3,529	-	8,464	-	8,468,246	(1,514,847)	6,953,399

Net income	-	-	-	-	-	1,810,526	1,810,526

Balance, December 31, 2017	3,529	$-	8,464	$-	$8,468,246	$295,679	$8,763,925
See accompanying notes to financial statements.

CID Resources, Inc.

 Statements of Cash Flows

For the years ended December 31,	2017	2016

Cash flows from operating activities:
Net income	$1,810,526	$3,443,609
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization expense	422,925	414,404
Impairment of software development costs	737,775	-
Amortization of deferred financing cost	197,679	151,923
Deferred income tax	(176,557)	116,589
Changes in operating assets and liabilities:
Accounts receivable	(1,366,913)	(1,291,138)
Inventories	(6,517,567)	(894,395)
Prepaid expenses and other current assets	59,447	3,258
Accounts payable	-	(3,117,340)
Accrued expenses	1,704,767	(208,572)
Income tax payable	(740,318)	403,227

Net cash used in operating activities	(3,868,236)	(978,435)

Cash flows from investing activities:
Purchase of trademarks	(103,093)	(94,381)
Purchase of property and equipment	(301,959)	(894,625)

Net cash used in investing activities	(405,052)	(989,006)

Cash flows from financing activities:
Proceeds from revolving loan	68,539,750	61,979,666
Payments of revolving loan	(63,590,490)	(58,872,245)
Payments of term loan	(800,000)	(612,500)
Proceeds from issuance of term loan	-	5,000,000
Cash dividends paid to Series A preferred stockholders	-	(5,000,000)
Deferred financing costs	(57,816)	(179,038)

Net cash provided by financing activities	4,091,444	2,315,883

Net (decrease) increase in cash and cash equivalents	(181,844)	348,442

Cash and cash equivalents, beginning of year	368,484	20,042

Cash and cash equivalents, end of year	$186,640	$368,484

Supplemental cash flow information:
Cash paid for interest	$2,507,044	$1,466,536
Income tax paid	2,109,552	1,278,939
See accompanying notes to financial statements.

CID Resources, Inc.

Notes to Financial Statements

1.	Organization and Nature of Operations

Organization and Nature of Operations

CID Resources, Inc. (“the Company” or “CID”), a Delaware corporation, was incorporated on May 21, 2010. The Company issued 1,800 shares of Common Stock on June 14, 2010 for $1,800 representing 51% ownership in the Company to Public Safety CID, LLC (“PSCID”), a subsidiary of Public Safety Supply Resources Holdings, LLC (“PSSRH”) and 1,729 shares of Common Stock on June 11, 2010 for $1,729 to Mayberry 9, LLC (“Mayberry”) representing 49% ownership in the Company. Additionally, on June 13, 2010, Series A Preferred Stock totaling 8,465 units were issued to PSSRH. On September 19, 2015, the Company became wholly owned by CID Resources Holdings LLC (the “Parent”). The 1,800 shares of Common Stock issued to PSCID and 1,729 shares of Common Stock issued to Mayberry by the Company, and the 8,465 units of Series A Preferred Stock were transferred to the Parent. The Company is in the business of wholesale distribution of high-quality medical uniforms (“medical scrubs”) throughout the United States, Canada, Latin America, and certain locations in other countries. The Company has its own brands, the WonderWink and Zoe + Chloe, and has license agreements with Carhartt, Inc. and Vera Bradley Designs, Inc., which gives the Company the right to use their logos on the tags and labels of medical scrubs and related marketing materials.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash and cash equivalents.

Cash and cash equivalents are maintained at financial institutions and, at times, balances may exceed federally insured limits. The Company has never experienced any losses related to these balances.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable is carried at estimated collectible amounts. The Company estimates an allowance for doubtful accounts based on various factors including credit worthiness of its customers as well as general economic conditions. Consequently, an adverse change in these factors could affect the Company’s estimate of its bad debts. After exhausting collection efforts, any uncollectible accounts receivable is written off against the reserve or directly to bad debt expense. One customer accounted for 12% and another customer accounted for 10% of the outstanding balances of accounts receivable as of December 31, 2017. No single customer accounted for 10% or more of the outstanding balance of accounts receivable as of December 31, 2016.

CID Resources, Inc.

Notes to Financial Statements

Fair Value of Financial Instruments

The fair value of the Company’s financial instruments including cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses, approximate their carrying values due to their relatively short maturities. Financial instruments that are not carried at fair value in the balance sheets include long-term debt including current installments.  Management believes that the carrying amount of these debts approximates fair value as semi-variable rates of the revolving debt and the term-loan are within the range of current rates offered by third parties on debt with similar terms and preferences.

Inventories

Inventories are stated at the lower of the cost or net realizable value. Cost is determined using an average cost basis. A reserve to reduce inventories to their net realizable value is determined by management based on age, analysis of usage, industry trends and expected demand. The three largest vendors represented approximately 31%, 15% and 15% of total inventory purchases in 2017. The four largest vendors represented approximately 24%, 24%, 15% and 10% of total inventory purchases in 2016. The three largest vendors represented approximately 26%, 16% and 10% of total accounts payable as of December 31, 2017 and the three largest vendors represented approximately 51%, 18% and 14% of total accounts payable as of December 31, 2016.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization of property and equipment is provided over the estimated useful lives using the straight-line method.

Property and equipment has the following estimated useful lives:

Machinery and equipment	3-5 years
Furniture and fixtures	3-7 years
Computer equipment and software	3-5 years
Leasehold improvements	Lesser of useful life or lease term

Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized.

Long-Lived Assets

Long-lived assets are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable (a ‘‘triggering event’’). Recoverability of assets to be held and used is measured by a comparison of the carrying amount of such assets to estimated undiscounted future cash flows expected to be generated by the assets. Expected future cash flows and carrying values are aggregated at their lowest identifiable level, which is at the asset group level. If the carrying amount of such assets exceeds their estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of such assets exceeds the fair value of the assets. As of December 31, 2017, the Company determined the investment in related to the automation of its fulfillment system is impaired. The total amount of $737,775 incurred through December 31, 2017 that was previously recorded as construction in-progress (see Note 3) was written off and recorded as a charge to income in the accompanying statements of income.

CID Resources, Inc.

Notes to Financial Statements

Deferred Financing Costs

The Company defers certain costs related to obtaining financing and amortizes these costs to interest expense using the straight-line method, which approximates the effective interest method over the life of the related financing agreements. Net deferred financing costs associated with term loan amounting to $346,885 and $466,333 as of December 31, 2017 and 2016, respectively, was presented in the balance sheets as a direct deduction from the carrying amount of the debt liability. Net deferred financing costs associated with the revolver loan amounting to $92,028 and $112,443 as of December 31, 2017 and 2016, respectively, were presented in the balance sheets under Other Assets, net.

Trademarks

Trademarks, which the Company assessed to have infinite useful lives, are recorded at fair market value at date of acquisition. The Company tests trademarks qualitatively for impairment on an annual basis. No impairment existed as of December 31, 2017 and 2016.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when a persuasive evidence of an arrangement with the buyer exists, the price is fixed or determinable, inventory is shipped and risk of ownership is transferred to the customer and all activities required to be performed by the Company are complete, and collectibility is reasonably assured.

Income Taxes

Deferred income taxes are provided for temporary differences between the book and tax bases of assets and liabilities using the tax rates, under existing legislation, expected to be in effect at the date the temporary differences are expected to reverse. The effect of changes in tax laws or rates is recognized in deferred tax balances when enacted. The Company evaluates the recoverability of deferred tax assets and provides for a valuation allowance if, based upon available evidence, it is more likely than not that some portion of the deferred tax assets will not be recognized. The Company also uses judgment and makes estimates and assumptions on the potential liability related to an assessment of whether an income tax position will “more likely than not” be sustained in an income tax audit by regulators. As of December 31, 2017 and 2016, the Company has not recognized any liability for any uncertain income tax positions.

Advertising and Marketing Cost

Advertising and marketing costs are expensed as incurred. Total advertising and marketing costs for 2017 and 2016 were $ 1,634,760 and $1,455,967, respectively.

CID Resources, Inc.

Notes to Financial Statements

Shipping and Handling

The Company recorded $1,411,017 and $1,431,232 for the years ended December 31, 2017 and 2016, respectively, in revenue for amounts billed to customers for products sold. Shipping and handling costs are included in the cost of goods sold which totaled $1,264,877 and $975,007 for the years ended December 31, 2017 and 2016, respectively.

Comprehensive Income

There is no difference between comprehensive income and income on the statements of income for the periods presented.

Recently Issued Accounting Standards

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606).  Subsequently, the FASB has issued the following standards related to ASU 2014-09: ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations”; ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing”; ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients”; and ASU No. 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers”. The Company must adopt ASU 2016-08, ASU 2016-10, ASU 2016-12 and ASU 2016-20 with ASU 2014-09 (collectively, the “new revenue standards”).  The new revenue standards require an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. The new revenue standards will replace most existing revenue recognition guidance under U.S. generally accepted accounting principles when they become effective and permit the use of either a full retrospective or retrospective with cumulative effect transition method. The Company is in the process of evaluating the impact of the provisions of the new revenue standards and the impact it will have on its financial statements. This update will be effective for annual reporting periods beginning after December 15, 2018, and interim periods beginning after December 15, 2019.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”). The new standard is intended to provide enhanced transparency and comparability by requiring lessees to record right-of-use assets and corresponding lease liabilities on the balance sheet, with the exception of leases with a term of 12 months or less, which permits a lessee to make an accounting policy election by class of underlying asset not to recognize lease assets and liabilities.  At inception, lessees must classify leases as either finance or operating based on five criteria. Balance sheet recognition of finance and operating leases is similar, but the pattern of expense recognition in the income statement, as well as the effect on the statement of cash flows, differs depending on the lease classification. Also, certain qualitative and quantitative disclosures are required to enable users of financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2019 for nonpublic entities and early adoption is permitted. The new standard requires the recognition and measurement of leases at the beginning of the earliest period presented using a modified retrospective approach, which includes a number of optional practical expedients that entities may elect to apply.  The Company is currently evaluating the impact of the pending adoption of the new standard on the financial statements.

CID Resources, Inc.

Notes to Financial Statements

3.	Property and Equipment

Property and equipment consisted of the following:

As of December 31,	2017	2016

Machinery and equipment	$666,481	$592,611
Furniture and fixtures	265,454	175,856
Computers and equipment	856,254	764,278
Leasehold improvements	869,272	866,025
	2,657,461	2,398,770
Less: accumulated depreciation and amortization	1,902,609	1,479,684
	754,852	919,086
Construction in-progress	-	694,507

Property and equipment, net	$754,852	$1,613,593

Depreciation and amortization expense for 2017 and 2016 was $422,925 and $414,404, respectively.

4.	Other Assets

Other assets consisted of the following:

As of December 31,	2017	2016

Deferred financing costs	$305,137	$287,636
Less: accumulated amortization	213,109	175,193
	92,028	112,443
Trademarks - indefinite lived	301,102	198,009

Other assets, net	$393,130	$310,452

Amortization expense of the deferred financing costs related to the revolver and the term loan (see Notes 2 and 6), which are included in the interest expense in the accompanying statement of income, amounted to $197,679 and $151,923 for 2017 and 2016, respectively.

CID Resources, Inc.

Notes to Financial Statements

5.	Accrued Expenses

Accrued expenses consisted of the following:

As of December 31,	2017	2016

Compensation	$355,688	$414,555
Rebates and coop advertising	211,872	231,772
Royalties	311,225	169,681
Interest	79,344	45,800
Others	331,186	335,452

	$1,289,315	$1,197,260

6.	Notes Payable

Revolving Facility and Term Loan with PNC Bank

The Company has a Revolving and Term Loan Agreement with PNC Bank. As of December 31, 2017, the maximum limit of the revolving line of credit was $20,000,000 with an inventory sublimit of $16,000,000 and is due on September 23, 2020. The amounts that can be drawn under the revolving advances are subject to predefined limits based on factors defined in the agreement. These factors include amounts of undrawn letters of credit and certain percentages of eligible inventory and accounts receivable on hand. The Revolving Credit and Term Loan Agreement also provides for the issuance of standby/trade letters of credit by the bank of up to $2,000,000 for Company’s inventory purchases. The issuance of letters of credit is also subject to predefined limits depending on amounts outstanding under the revolving advances and other factors similar to limitations on the Company’s revolving advances.

The revolving rate loans are subject to interest rates at (a) the sum of the Alternate Base Rate (Prime) plus 2.0% with respect to Domestic Rate Loans and (b) the sum of the Eurodollar Rate (LIBOR) plus 3.00% with respect to Eurodollar Rate Loans. At December 31, 2017, the interest rate on the revolving rate loans was 4.36%.

The Company is subject to financial covenants which include fixed charge coverage ratio, minimum average undrawn availability amounts of $250,000, minimum TTM EBITDA levels, Total Debt to TTM EBITDA ratio, and maximum annual unfunded capital expenses as defined in the Revolving Credit and Term Loan Agreement. In addition, the Company is also prohibited, among others, to enter into mergers and acquisitions, incur additional indebtedness, liens and guaranties or incur capital expenditures or investments outside limits defined in the Revolving Credit and Term Loan Agreement. On April 27, 2017, PNC Bank granted the Company a waiver on the adjusted 12-month EBITDA covenant requirement that was not met as of December 31, 2016. PNC Bank also replaced the adjusted 12-month EBITDA covenant requirements to lower amounts required on a quarterly basis through December 31, 2017. The EBITDA covenant requirements subsequent to December 31, 2017 remained the same. Furthermore, PNC Bank replaced the Total Debt (defined as the amount owed to PNC Bank and Monroe Capital less Qualified Cash) to EBITDA ratio to a higher rate from March 2017 through December 31, 2017 quarterly computational periods.

CID Resources, Inc.

Notes to Financial Statements

On October 11, 2017, the Revolving Credit and Term Loan Agreement was amended to waive existing defaults and to amend certain covenants. The Company was in compliance with its debt covenant requirements as of December 31, 2017.

The revolving line of credit is secured by substantially all the assets of the Company. There were no letters of credit outstanding as of December 31, 2017 and 2016. As of December 31, 2017 and 2016, the outstanding balance on the revolving line of credit was $18,071,464 and $13,122,204, respectively. As of December 31, 2017, amounts available to be drawn under the revolving line of credit amounted to $1,928,536 after considering amounts outstanding and sublimits as defined in the agreement.

Term Loan with Monroe Capital

On September 25, 2015, the Company entered into a Term Loan and Security Agreement with Monroe Capital to borrow $11,000,000 with uncommitted Delayed Draw Term Loans at the sole discretion of Monroe Capital not to exceed $5,000,000.

The Monroe Capital Term Loan is for five years ending on September 23, 2020. The Company is obligated to pay $137,500 on the outstanding principal balance at the end of each quarter, beginning with the quarter ended December 31, 2015, with the balance due at the termination date. Interest is due on a monthly basis at the current one-month LIBOR rate plus 8% times the outstanding principal balance. If the ratio of the Company’s Total Debt (defined as the total of the balance owed to PNC Bank and Monroe Capital) to the TTM EBITDA drops below 3.50 to 1.00, the interest rate on the outstanding balance to Monroe Capital falls to current one-month LIBOR rate plus 7.5% times the outstanding principal balance. At December 31, 2017, the loan was subject to interest of 10.35%.

In September 2016, Monroe Capital agreed to commit the Delayed Draw Term Loan of $5,000,000 to the existing Term Loan. The Company had paid $550,000 of principal payments on the $11,000,000. Therefore, the loan agreement reflected the addition of the $5,000,000 to the balance of $10,450,000 for a new term loan of $15,450,000. The term loan carried the same interest of one-month LIBOR rate plus 8% times the outstanding principal balance. The quarterly principal payments increased from $137,500 to $200,000, commencing on December 31, 2016. The loan balance after the $200,000 principal payment on December 31, 2016 was $15,250,000.

In November 2016, the Company entered into a First Amendment to Term Loan and Security Agreement (“November 2016 Amendment”) with Monroe Capital. The amendments include, among others: (a) an increase in term loan commitment from $11,000,000 to $15,450,000, and (b) increase in minimum EBITDA requirement and in the Total Debt to EBITDA ratio.

Covenants are similar with the covenants under the revolving line of credit with PNC Bank (as described above), and the Company was in compliance with all of its covenants on the Term Loan and Security Agreement as of December 31, 2016 with the exception of the TTM EBITDA as described under the November 2016 Amendment. On April 14, 2017, through Second Amendment to Term Loan and Security Agreement (“April 2017 Amendment”), Monroe Capital granted the Company a waiver on the TTM adjusted EBITDA covenant requirement as of December 31, 2016. Monroe Capital also amended the TTM adjusted EBITDA covenant requirement to lower amounts required and the Total Debt to EBITDA ratio to a higher rate on a quarterly basis from March 31, 2017 to December 31, 2017. The EBITDA covenant requirements subsequent to December 31, 2017 remained the same. Covenant requirements subsequent to December 31, 2017 did not change based on the terms of the November 2016 Amendment and April 2017 Amendment. On October 11, 2017, the Monroe Capital Term Loan Agreement was amended to waive existing defaults and to amend certain covenants. The Company was in compliance with all of its covenant requirements as of December 31, 2017.

CID Resources, Inc.

Notes to Financial Statements

As of December 31, 2017 and 2016, the outstanding balance on the Monroe Capital Term Loan was $14,450,000 and $15,250,000, respectively.

The Revolving and Term Loan Agreement with PNC Bank has a first and exclusive priority lien on the Company’s cash and cash equivalents, accounts receivable and inventory. The Monroe Capital Term Loan has a first and exclusive lien on all other tangible and intangible assets of the Company including without limitation, insurance policies, fixtures, contract rights, real estate, leases and leaseholds. The Monroe Capital Term Loan is also secured by a pledge of the Company’s capital stock. In addition, the Monroe Capital Term Loan has a second lien on all assets secured under the Revolving and Term Loan Agreement with PNC Bank.

The following is a schedule of future maturities of the Company’s debt:

Year ending December 31,

2018	$800,000
2019	800,000
2020	30,921,464
32,521,464
Less:
Current portion	800,000
Deferred financing cost, net of accumulated amortization of $295,308	346,885

Total	$31,374,579

7.	Related Party Transactions

The Company has an ongoing business relationship with Chief Supply Corp., an entity owned by the Company’s ultimate parent company, as a customer. Total sales made by the Company to this related party amounted to $1,670,554 and $1,374,041 in 2017 and 2016, respectively. Outstanding accounts receivable amounted to $720,036 and $788,026 as of December 31, 2017 and 2016, respectively.

On August 25, 2016, the Company entered into a Service Agreement with CID Vina Co., Ltd (“CID Vina”), a company located in Vietnam. CID Vina provides quality control, merchandising and other logistical services and is managed by an employee of the Company. Total fees incurred related to services provided by CID Vina were $519,729 and $172,500 for the years ended December 31, 2017 and 2016, respectively, which were recorded as part of selling, general and administrative expenses in the accompanying statements of income. As of December 31, 2017, $38,667 was due to CID Vina and as of December 31, 2016, $122,000 was recorded as advances to CID Vina.

CID Resources, Inc.

Notes to Financial Statements

8.	Series A Preferred Stock

Series A preferred stock are non-voting but have distribution and liquidation preference over common stock and earn cumulative dividends at a rate of 14% per annum. Dividends are distributed when declared. In the event of liquidation or change of control, these shares are redeemable at original issuance price plus any undeclared dividends. During 2016, the Company declared and paid $5,000,000 distributions to Series A preferred stockholders. As of December 31, 2017 and 2016, total dividends in arrears from Series A preferred stock amounted to $6,533,268 and $4,584,484, respectively. Total liquidation value of the Series A Preferred stock amounted to $14,997,984 and $13,049,200 as of December 31, 2017 and 2016, respectively.

9.	Commitment and Contingencies

Leases

The Company leases its facilities under an operating lease from August 15, 2013, through November 14, 2018. The total rent expense for 2017 and 2016 was $586,680 and $555,175, respectively. Total rent expense for the year ending December 31, 2018 is estimated to be $562,235. The Company has the option to renew for another five year period based on adjusted rental rates currently quoted to prospective tenants. The Company intends to renew the lease when it expires.

Litigation

The Company may be involved in certain claims and legal actions arising in the ordinary course of business. The Company is not currently subject to claims or litigation.

10.	Income Taxes

The income tax expense (benefit) for the years ended December 31, 2017 and 2016 includes the following:

For the years ended December 31,	2017	2016

Current	$1,358,930	$1,749,612
Deferred tax expense (benefit)	(176,557)	116,589

	$1,182,373	$1,866,201

CID Resources, Inc.

Notes to Financial Statements

The provision for income taxes differs from the amount computed by applying the U.S. federal statutory income tax rate of 34% as follows:

For the years ended December 31,	2017	2016

Federal income tax expense at statutory rate	$1,017,586	$1,805,335
State tax expense net of federal benefit	59,060	54,495
Federal rate change	102,778	-
Other permanent differences	2,949	6,371

Income tax expense	$1,182,373	$1,866,201

The tax effects of significant items comprising the Company’s net deferred income taxes assets (liabilities) are as follows:

December 31,	2017	2016

Deferred tax assets and liabilities:
Inventory reserve	$130,805	$216,231
Allowance for doubtful accounts	9,640	18,409
Property and equipment	(98,815)	(221,843)
Impairment of construction in-progress	154,933	-
Prepaid insurance	(30,535)	(23,326)

Total net deferred tax asset (liability )	$166,028	$(10,529)

The Company records net deferred tax assets to the extent it believes these assets will more likely than not be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

The Company measures deferred tax assets and liabilities using enacted tax rates that will apply in the years in which the temporary differences are expected to be recovered or paid. In December 2017, the U.S. enacted the Tax Cuts and Jobs Act (the “2017 Tax Act”), which significantly changed U.S. tax law. The 2017 Tax Act most notably reduced the U.S. corporate income tax rate from 35% to 21% for tax years beginning after December 31, 2017. The corporate income tax rate change did not have a material impact on the Company’s deferred tax assets and liabilities.

The years ended December 31, 2017, 2016, 2015 remain subject to examination by the Internal Revenue Service (IRS). The years ended December 31, 2017, 2016, 2015, 2014, and 2013 remain subject to examination by the state of Texas tax jurisdiction.

CID Resources, Inc.

Notes to Financial Statements

11.	Subsequent Events

The Company has evaluated subsequent events from the date of the balance sheet through April 23, 2018, the date the financial statement was available to be issued.